Exhibit 99.1
NUCRYST and Smith & Nephew Revise Agreements
WAKEFIELD, MA, October 1, 2007 — NUCRYST Pharmaceuticals Corp. today announced that on September 30, 2007 it signed amended agreements with Smith & Nephew wound management for the manufacture and sale of Acticoat™ dressings with SILCRYST™ nanocrystalline coatings. The two companies first entered into the agreements in 2001, when Smith & Nephew bought the Acticoat™ brand from NUCRYST and agreed to grant NUCRYST exclusive manufacturing rights, plus pay manufacturing cost reimbursement, a royalty on sales and milestone payments linked to agreed-upon sales and performance targets.
“The advanced wound care market, including the silver dressing segment, has become significantly more competitive since we signed the original agreements in 2001,” said David C. McDowell, Vice President Operations for NUCRYST Pharmaceuticals. “As a result, both parties recognized the need to restructure the agreements to enable Smith & Nephew and NUCRYST to jointly support the continued growth of the Acticoat™ brand in the context of increasing competitive pressures.”
Joe Woody, President of Smith & Nephew Advanced Wound Management commented “We are very pleased to maintain our long relationship with NUCRYST, in particular through Acticoat™ and nanocrystalline silver antimicrobial dressings which offers patients worldwide proven clinical benefits and an improved quality of life”.
Highlights of the material changes made to the agreements include:
•	Smith & Nephew will advance $5 million of a milestone payment to NUCRYST in 2007.

•	Under the previous agreements, the price paid by Smith & Nephew for Acticoat™ products was NUCRYST’s fully allocated cost of goods sold including equipment depreciation. To provide Smith & Nephew with greater costing certainty of the Acticoat™ product line, the costing mechanism has been amended starting in 2007 to a fixed overhead charge plus direct costs, which will be established annually.

•	The overhead charge payable by Smith & Nephew in 2007 through 2009 has been fixed at a minimum floor amount equal to the 2007 overhead charge. This floor amount will be payable by Smith & Nephew regardless of the actual volume of Acticoat™ products ordered by Smith & Nephew. NUCRYST may use any actual overhead cost savings achieved by NUCRYST over the next two years to offset an annual early cost of goods relief payment in the amount of $4.5 million that NUCRYST has agreed to make to Smith & Nephew beginning in 2007 through 2009. In 2010, the parties will establish new fixed prices after taking into account the cost savings achieved by NUCRYST in the previous two years.

•	NUCRYST will be entitled to immediately include in the cost of goods sold to Smith & Nephew partial depreciation on a new production facility and equipment scheduled to be certified by NUCRYST in the fourth quarter of 2007. Once NUCRYST begins using the new equipment to produce Acticoat™ products, inclusion of the full depreciation will commence (subject to any proportionate use NUCRYST itself makes of the equipment). Prior to the revisions to the agreements, NUCRYST would not have been able to recover any portion of the capital costs for this capacity expansion until NUCRYST began using the equipment to produce Acticoat™ products.

•	A non-compete clause has been deleted from the agreements to allow Smith & Nephew to broaden their wound care dressings product line to include other forms of silver. In exchange, Smith & Nephew’s exclusive license has been limited to existing Acticoat™ products and such new wound care or burn products as the parties agree to develop together using NUCRYST’s SILCRYST™ technology.

•	New products developed alone by NUCRYST that contain SILCRYST™ technology or any new form of nanocrystalline silver developed by NUCRYST will be initially offered to Smith & Nephew. If Smith & Nephew declines to commercialize any of these products on terms acceptable to NUCRYST, NUCRYST will be free to pursue other commercialization options.

•	NUCRYST will contribute services towards the joint development of new products with Smith & Nephew up to a maximum amount per year equivalent to 1.5% of Smith & Nephew’s sales of Acticoat™ products in the year. This replaces a system whereby Smith & Nephew reimbursed NUCRYST for all of its product development costs.

•	Royalty rates will be maintained, except for the elimination of a supplemental royalty that was payable to NUCRYST only if certain gross profit margins were achieved on sales of Acticoat™ products over a specified threshold.
The overall combined impact of all of the above changes on NUCRYST’s financial results is not expected to be significant in 2007. However, the changes could have a material adverse affect on NUCRYST’s quarterly financial results in subsequent periods depending on the timing of payments made to and received from Smith & Nephew, Smith & Nephew’s sales of Acticoat™ products, the achievement of cost savings by NUCRYST, and the receipt by NUCRYST of further milestones payments. In the longer term, NUCRYST expects the amendments to the agreements to further facilitate its ongoing efforts to expand NUCRYST’s business opportunities while enabling it to continue to support Smith & Nephew to realize the future growth potential of the Acticoat™ products.
NUCRYST Pharmaceuticals develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing new medical products to address conditions that are characterized by infection and inflammation.

For more information, contact:
Eliot M. Lurier, Chief Financial Officer
781-224-1444
info@nucryst.com
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
This news release contains forward-looking statements within the meaning of applicable securities legislation in the United States and Canada (collectively “forward-looking statements”). The words “would”, “will”, “determine”, “should”, “could”, “achieve”, “expects”, “enable”, “may”, “facilitate” and “plans” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, prospects, plans of management and our ability to successfully achieve significant and sustainable reductions in our costs incurred to produce Acticoat™ products by the end of 2009; our expectations regarding our future revenues and expenses; our expectations regarding Smith & Nephew’s ability to achieve continued sales growth of the Acticoat™ products; our expectations concerning our existing collaboration with Smith & Nephew for the development of new products; our ability to develop future products containing our nanocrystalline silver technology together with Smith & Nephew or alone.
With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding among other things: our ability to accurately forecast future revenues; our ability to successfully achieve significant and sustainable reductions in our costs incurred to produce Acticoat™ products; Smith & Nephew’s ability to sustain and/or improve sales growth of the Acticoat™ products; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at developing and commercializing potential new products containing SILCRYST™ technology or other forms of silver. Readers are cautioned that plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including, but not limited to, those relating to: difficulties or delays in the development, initiation, timing, progress and results of production process and technology improvements necessary to achieve actual reductions in our costs incurred to produce Acticoat™ products; difficulties or delays in obtaining any regulatory approvals required to implement changes to our Acticoat™ production processes and/or technology; our reliance on Smith & Nephew’s collaboration and cooperation to implement changes to our production processes related to Acticoat™ products; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; difficulties or delays in the initiation, timing, progress and results of our preclinical trials and research and development programs relating to the development of products containing our nanocrystalline silver; future sales of Acticoat™ products may not be sufficient to adequately fund our research and development plans; our future operation results are uncertain and likely to fluctuate; we may not be able to retain existing and obtain new regulatory approvals for any future products we may develop; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise, for our future products; competition from other silver-based pharmaceutical or medical device companies; our ability to raise additional financing required to fund further research and development, clinical studies and obtain regulatory approvals, on commercially acceptable terms or at all; changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with governmental regulations and standards; our ability to successfully attract and retain skilled and experienced personnel; changes in general economic and capital market conditions; other risks and uncertainties unidentified at this time; and management’s response to these factors.
Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.